News Release

Exhibit 99.4

FOR IMMEDIATE RELEASE

Contact:	KEMET:	William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

	Novasentis:	Sri Peruvemba
Vice President of Marketing
Sri@novasentis.com
925-487-7259

KEMET ANNOUNCES INVESTMENT IN NOVASENTIS
Film Based Haptic Technology Being Designed Into VR & Wearable Applications

Greenville, South Carolina (February 1, 2018) - KEMET Corporation (the “Company” or “KEMET”) (NYSE: KEM), a leading global supplier of passive electronic components, and Novasentis, a leading developer of film based haptic actuators, today announced that KEMET Electronics Corporation (“KEC”), a wholly-owned subsidiary of KEMET, has invested in Novasentis’s Series-D round of funding. Novasentis makes the world’s thinnest, electro mechanical polymer based actuators that provide rich haptic feedback for a variety of applications including AR/VR and Wearables. Novasentis supplies its “smart” film and KEMET applies its expertise in manufacturing film capacitors, to the development and commercial production of the actuators.

Dr. Philip Lessner, KEMET’s Senior Vice President and Chief Technology Officer, commented, “The Novasentis technology allows for unprecedented functionality in haptic actuators, both due to its ultra-thin profile and small size, which allows it to be incorporated into the widest variety of wearables and virtual reality applications, and its ability to provide a variety of tactile sensations.” KEC will now be represented on Novasentis’ board of directors.

“We have been working with KEMET since 2015, to commercialize our haptic technology and they have been delivering high quality pilot scale volume since last year.” Says Francois Jeanneau, President and CEO of Novasentis. “KEMET’s investment in our company is a testament to the value being created by our unique technology.”

“Our Novasentis investment illustrates how we can utilize our strong balance sheet to create new opportunities for increasing shareholder value,” stated Per Loof, the Company’s Chief Executive Officer. “Novasentis provides us with the opportunity to participate in the commercialization of a groundbreaking new actuator technology, which will benefit from our expertise in manufacturing film capacitors and further service and support our customers around the globe.”

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

KEMET & Novasentis Announces Investments in Film Capacitor and Haptic Actuator Ventures
February 1, 2018

of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

About Novasentis
Novasentis is the supplier of the world’s thinnest and most flexible polymer-based haptic actuators.  The patented electro-mechanical polymer (EMP) technology and products are ideal for creating rich haptic feedback and a completely new user experience for applications including smart watches, AR/VR, gaming controllers and many others.  Founded in 2006, Novasentis is privately held with corporate offices in Berkeley, California and research facilities in State College, Penn.  More information on Novasentis is available at www.novasentis.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters and cyber security; (xiv) the impact of laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) any failure of our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) any economic and demographic experience for our pension plans and other post-retirement benefit plans that is less favorable than our assumptions; (xxii) fluctuation in distributor sales could adversely affect our results

KEMET & Novasentis Announces Investments in Film Capacitor and Haptic Actuator Ventures
February 1, 2018

of operations, and (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations.

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